EX-99.B(j)igconsnt


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 59 to Registration Statement No. 2-36007 of United International Growth Fund, Inc. on Form N-1A of our report dated August 6, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus.



Deloitte & Touche LLP
Kansas City, Missouri
August 24, 1999